Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Financial Corporation
Completes Acquisition of Foundation Bank

Indiana, PA, May 1, 2018 - First Commonwealth Financial Corporation (NYSE: FCF) (“First Commonwealth”) today announced that it has completed its previously-announced acquisition of Garfield Acquisition Corp., the parent company of Cincinnati, Ohio based Foundation Bank.
"Today marks another exciting milestone for our bank and a terrific opportunity to introduce our brand to the Cincinnati area,” stated T. Michael Price, Chief Executive Officer of First Commonwealth Financial Corporation. “This acquisition represents our fourth strategic transaction in the state of Ohio in the past three years and will serve to further accelerate our retail network expansion in the state.” Price continued, “Foundation Bank is a well-respected organization with excellent leadership. I can’t say enough positive things about Joe Hughes and his team. Our mission is to improve the financial lives of our neighbors and their businesses and we look forward to carrying out this mission with our new Cincinnati team for years to come.”
Foundation Bank operates five full service banking offices conveniently located in Woodlawn, Norwood, Hyde Park, Milford and downtown Cincinnati. A full systems conversion is expected to be completed by May 20, 2018. After that time, Foundation Bank customers will be able to access First Commonwealth’s network of 55,000 surcharge-free ATMs worldwide, as well as 140 retail offices located across Ohio and Pennsylvania. Customers will also have access to additional products and services, including mortgage and personal loans, enhanced Online Banking and BillPay, a mobile banking app and mobile payment solutions including Apple PayTM. Commercial customers will have access to a wide array of financing solutions, a full line of cash management services and a set of payment processing options to help manage credit and debit card transaction processing.
For a complete listing of First Commonwealth’s products and services as well as office and ATM locations, please visit www.fcbanking.com or by calling the Engagement Center at (800) 711-BANK (2265). TTY/TDD services are available for the speech and hearing impaired at (877) 816-1801.

About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 140 banking offices in 22 counties throughout Pennsylvania and Ohio, as well as a Corporate Banking Center in Cleveland, Ohio and mortgage offices in Hudson and Dublin, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.
Forward-Looking Statements
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the merger transaction between First Commonwealth Financial Corporation and Garfield Acquisition Corp. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control. In addition to factors previously disclosed in reports filed by First Commonwealth with the Securities and Exchange Commission, risks and uncertainties relating to the merger transaction and the integration of Foundation Bank into First Commonwealth after the merger include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Foundation Bank’s operations with those of First Commonwealth will be materially delayed or will be more costly or difficult than expected; diversion of management's attention from ongoing business operations and opportunities; the challenges of integrating and retaining key employees; the effect of the announcement of the merger on First Commonwealth’s, Foundation Bank’s or the combined company's respective customer relationships and operating results; and general competitive, economic, political and market conditions and fluctuations. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, First Commonwealth assumes no obligation to update any forward-looking statement.

Contact:
Media Relations
Amy Jeffords
Assistant Vice President / Communications and Community Relations
Phone: 724-463-6806
E-mail: AJeffords@fcbanking.com

Investor Relations
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

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